UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2017

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On December 14, 2017, ARRIS International plc (“ARRIS” or the “Company”) hosted a previously announced conference call (with the related slides made available on the Company’s website) to provide an update on its recently completed acquisition of the Ruckus Networks business.

On the conference call, management made the following statements regarding financial guidance for the fourth quarter 2017 and beyond: (i) with respect to the fourth quarter 2017, the Company believes it will be within the previously issued revenue and non-GAAP earnings guidance but still has work to do to achieve those results. Significant business occurs in the final weeks of the year that will impact whether or not the Company is able to achieve results within the ranges provided; (ii) the Company expects the new Enterprise segment will contribute between $40M to $50M in revenues for the fourth quarter 2017 and will be neutral to non-GAAP earnings for the period. No estimate can be provided on expected GAAP earnings given purchase accounting adjustments with respect to the acquisition of the Ruckus Networks business and other adjustments that cannot be reasonably estimated at this time; (iii) with respect to 2018, the Company projects that the ARRIS business, excluding the new Enterprise segment, will have modest revenue growth.  Non-GAAP earnings per share improvement compared to 2017 will be highly dependent on memory costs. While there is a lot of speculation in the industry, ARRIS does not yet have visibility on when supply will improve and prices will begin to normalize. Without material improvement in memory costs, profitability in 2018 may be similar to what the Company experienced in 2017. The Company continues to work to improve profitability and close the gap to the consensus view for 2018; and (iv) similar to 2017, the Company currently expects the first quarter of 2018 to be lighter and increase through the year.

Forward-Looking Statements

Statements made in this Current Report and the presentation furnished herewith, including those related to the anticipated benefits from the acquisition of the Ruckus Networks business, industry trends and resulting business opportunities, anticipated sales and earnings for the Enterprise Networks segment, the financial outlook for the fourth quarter 2017 and beyond, the impact of component pricing and supply and the timing of introduction and acceptance of new products are forward-looking statements.  These and other forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: projected results are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; the anticipated benefits from the acquisition may not be realized; we may encounter significant transaction costs and unknown liabilities in connection with the acquisition; volatility in component pricing and supply could impact revenues and gross margins more than currently anticipated; exchange rate changes and volatility may adversely impact customers’ ability or willingness to purchase products and the pricing of our products; regulatory changes, including those related to tax and the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union, could have an adverse impact on our operations and results of operations; the impact of litigation and similar regulatory proceedings that we are currently involved in, or may become involved in, including the costs of such litigation and proceedings, could have an adverse effect on our operations and results; and our customers operate in a capital intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that we offer.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect ARRIS’ business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including the ARRIS International Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: December 14, 2017

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